Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	October 20, 2015
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES THIRD QUARTER 2015 NET INCOME TO COMMON SHAREHOLDERS OF $366 MILLION, OR $0.45 PER DILUTED SHARE

•	3Q15 net income available to common shareholders of $366 million, or $0.45 per diluted common share

•	Includes a $130 million pre-tax (~$84 million after tax) positive valuation adjustment on the warrant Fifth Third holds in Vantiv, $35 million pre-tax (~$23 million after tax) of provision expense related to the restructuring of a student loan backed commercial credit originally extended in 2007, a $9 million pre-tax (~$6 million after tax) charge associated with executive retirement and severance costs, and an $8 million pre-tax (~$5 million after tax) charge related to the valuation of the Visa total return swap, resulting in a net $0.06 impact on earnings per share

•	3Q15 return on average assets (ROA) of 1.07%; return on average common equity of 10.0%; return on average tangible common equity** of 12.0%

•	Pre-provision net revenue (PPNR)** of $671 million in 3Q15

•	Net interest income (FTE) of $906 million, up 2 percent sequentially and flat from 3Q14; net interest margin of 2.89%, down 1 bp sequentially

•	Average portfolio loans of $93.4 billion, up $1.2 billion sequentially and up $2.6 billion from 3Q14; both increases primarily driven by increases in C&I loans

•	Noninterest income of $713 million compared with $556 million in the prior quarter; impacted by valuations on the Vantiv warrant in both quarters, lower mortgage banking net revenue, and the impairment charge related to announced changes in the branch network in the prior quarter

•	Noninterest expense of $943 million, flat from prior quarter

•	Credit trends

•	3Q15 net charge-offs of $188 million (0.80% of loans and leases) increased from 2Q15 NCOs of $86 million (0.37% of loans and leases) due to the $102 million impact from the restructuring of a student loan backed commercial credit originally extended in 2007

•	Portfolio NPA ratio of 0.65% down 2 bps from 2Q15, NPL ratio of 0.49% down 2 bps from 2Q15; total nonperforming assets (NPAs) of $608 million, including loans held-for-sale (HFS), declined $19 million sequentially

•	3Q15 provision expense of $156 million; $79 million in 2Q15 and $71 million in 3Q14; increases driven by a $35 million expense related to the restructuring of a student loan backed commercial credit originally extended in 2007 in 3Q15 and broadening global economic slowdown and associated implications

•	Strong capital ratios*

•	Common equity Tier 1 (CET1) ratio 9.40%; fully phased-in CET1 ratio of 9.30%

•	Tier 1 risk-based capital ratio 10.49%, Total risk-based capital ratio 13.68%, Leverage ratio 9.38%

•	Tangible common equity ratio** of 8.65%; 8.32% excluding securities portfolio unrealized gains/losses

•	15 million reduction in common shares outstanding during the quarter

•	Book value per share of $18.22 up 3 percent from 2Q15 and up 8 percent from 3Q14; tangible book value per share** of $15.18

*	Capital ratios estimated; presented under current U.S. capital regulations.
**	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp (Nasdaq: FITB) today reported third quarter 2015 net income of $381 million versus net income of $315 million in the second quarter of 2015 and $340 million in the third quarter of 2014. After preferred dividends, net income available to common shareholders was $366 million, or $0.45 per diluted share, in the third quarter of 2015, compared with $292 million, or $0.36 per diluted share, in the second quarter of 2015, and $328 million, or $0.39 per diluted share, in the third quarter of 2014.

Third quarter 2015 included:

Income

•	$130 million positive valuation adjustment on the Vantiv warrant

•	($8 million) charge related to the valuation of the Visa total return swap

Expense

•	($9 million) charge associated with executive retirement and severance costs

Results also included $35 million of provision expense related to the restructuring of a student loan backed commercial credit originally extended in 2007.

Second quarter 2015 included:

Income

•	$14 million positive valuation adjustment on the Vantiv warrant

•	($2 million) charge related to the valuation of the Visa total return swap

•	($97 million) non-cash impairment charge related to previously announced changes in the branch network

Third quarter 2014 included:

Income

•	($53 million) negative valuation adjustment on the Vantiv warrant

•	($3 million) charge related to the valuation of the Visa total return swap

Earnings Highlights

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq		Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$381	$315	$361	$385	$340	21%		12%
Net income available to common shareholders	$366	$292	$346	$362	$328	25%		12%
Common Share Data
Earnings per share, basic	0.46	0.36	0.42	0.44	0.39	28%		18%
Earnings per share, diluted	0.45	0.36	0.42	0.43	0.39	25%		15%
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13	—		—
Financial Ratios
Return on average assets	1.07%	0.90%	1.06%	1.13%	1.02%	19%		5%
Return on average common equity	10.0	8.1	9.7	10.0	9.2	23%		9%
Return on average tangible common equity(b)	12.0	9.7	11.7	12.1	11.1	25%		9%
CET1 capital(c)	9.40	9.42	9.52	N/A	N/A	—		N/A
Tier I risk-based capital(c)	10.49	10.51	10.62	10.83	10.83	—		N/A
Tier I common equity(b)	N/A	N/A	N/A	9.65	9.64	N/A		N/A
CET1 capital (fully-phased in)(b)(c)	9.30	9.31	9.41	N/A	N/A	—		N/A
Net interest margin(a)	2.89	2.90	2.86	2.96	3.10	—		(7%	)
Efficiency(a)	58.2	65.4	62.3	59.6	62.1	(11%	)	(6%	)
Common shares outstanding (in thousands)	795,439	810,054	815,190	824,047	834,262	(2%	)	(5%	)
Average common shares outstanding (in thousands):
Basic	795,793	803,965	810,210	819,057	829,392	(1%	)	(4%	)
Diluted	805,023	812,843	818,672	827,831	838,324	(1%	)	(4%	)

(a)	Presented on a fully taxable equivalent basis.
(b)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios beginning January 1, 2015. Current period regulatory capital ratios are estimated.

NA: Not applicable.

“We had a very active quarter as we made progress in our strategic business executions to improve the future performance of our company,” said Greg D. Carmichael, President and CEO-elect of Fifth Third Bancorp. “During the quarter we executed the sale of 29 retail locations in Pittsburgh and St. Louis which are expected to close early next year, while the remaining branch consolidations continue on the planned track for completion by the middle of 2016. In the past few weeks, we also resolved three significant, long-standing matters with government agencies, as previously disclosed. In addition, during the quarter we added three seasoned, key executives to the executive team. I am confident that we have the experience and talent to achieve our goal to be the top performing bank across the full business cycle. Our focus is on building long-term value for our shareholders by growing profitable relationships with our retail and commercial clients as a trusted partner.

“Our core businesses continue to produce solid results despite the uncertainties surrounding the domestic and global economic environment,” said Carmichael. “Current strategies reflect our focus on loan growth and revenue generation with an emphasis on maintaining a strong balance sheet that will perform well in a variety of economic environments. The business decisions and risk management actions this quarter and going forward will continue to reflect our fundamental goal to produce consistent, long-term outperformance in our sector. Our management team will maintain that discipline in all of our businesses.

“Net interest income was up 2 percent sequentially and flat from a year ago, supported by growth in our commercial business, particularly in C&I lending, which was up 1 percent sequentially and 4 percent from a year ago. Corporate banking revenues grew 4 percent from a year ago, driven by capital markets fee growth of 17%. Our balance sheet remains well-positioned with appropriate interest rate and liquidity risk positions for the current rate environment.

“As I begin my tenure as CEO, our 18,000-plus team members are focused on maintaining the historical core performance of the company and creating and sustaining the operational excellence necessary to perform well through the economic cycles.”

Income Statement Highlights

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$906	$892	$852	$888	$908	2%	—
Provision for loan and lease losses	156	79	69	99	71	97%	NM
Total noninterest income	713	556	630	653	520	28%	37%
Total noninterest expense	943	947	923	918	888	—	6%

Income before income taxes (taxable equivalent)	520	422	490	524	469	23%	11%

Taxable equivalent adjustment	5	5	5	5	5	—	—
Applicable income taxes	134	108	124	134	124	24%	8%

Net income	381	309	361	385	340	23%	12%
Less: Net income attributable to noncontrolling interests	—	(6)	—	—	—	(100%)	—

Net income attributable to Bancorp	381	315	361	385	340	21%	12%
Dividends on preferred stock	15	23	15	23	12	(35%)	25%

Net income available to common shareholders	366	292	346	362	328	25%	12%

Earnings per share, diluted	$0.45	$0.36	$0.42	$0.43	$0.39	25%	15%

Net Interest Income

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,031	$1,008	$975	$1,016	$1,023	2%	1%
Total interest expense	125	116	123	128	115	8%	9%

Net interest income (taxable equivalent)	$906	$892	$852	$888	$908	2%	—

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.29%	3.28%	3.28%	3.38%	3.49%	—	(6%)
Rate paid on interest-bearing liabilities	0.58%	0.56%	0.60%	0.61%	0.56%	4%	4%

Net interest rate spread (taxable equivalent)	2.71%	2.72%	2.68%	2.77%	2.93%	—	(8%)

Net interest margin (taxable equivalent)	2.89%	2.90%	2.86%	2.96%	3.10%	—	(7%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$94,329	$92,739	$91,659	$91,581	$91,428	2%	3%
Total securities and other short-term investments	30,102	30,563	29,038	27,604	24,927	(2%)	21%
Total interest-earning assets	124,431	123,302	120,697	119,185	116,355	1%	7%
Total interest-bearing liabilities	85,204	83,512	83,339	82,544	81,157	2%	5%
Bancorp shareholders’ equity	15,815	15,841	15,820	15,644	15,486	—	2%

Net interest income increased $14 million to $906 million on a fully taxable equivalent basis from the second quarter, primarily driven by loan growth, partially offset by interest expense associated with the $1.1 billion of holding company debt and $1.3 billion of bank-level debt issued in the third quarter of 2015.

The net interest margin was 2.89 percent, a decrease of 1 bp from the previous quarter, primarily driven by the impact of debt issuances discussed above, day count, and loan yield compression, partially offset by the benefit of the slightly lower short-term cash position during the quarter.

Compared with the third quarter of 2014, net interest income decreased $2 million and the net interest margin decreased 21 bps. The decrease in net interest income was driven by a $24 million decline due to the changes to the Bancorp’s deposit advance product that were effective January 1, 2015, higher interest expense due to increased long-term debt balances, as well as continued loan repricing, partially offset by the impact of higher investment securities balances. The decline in the net interest margin from the prior year was primarily driven by an 8 basis point impact due to the changes to the deposit advance product and loan repricing.

Securities

Average securities and other short-term investments were $30.1 billion in the third quarter of 2015 compared with $30.6 billion in the previous quarter and $24.9 billion in the third quarter of 2014. Other short-term investments average balances of $1.8 billion decreased $1.4 billion sequentially reflecting lower cash balances held at the Federal Reserve. On an end of period basis, securities balances of $29.3 billion increased $816 million driven by purchases funded with cash balances at the Federal Reserve held in other short-term investments and the increase in the unrealized gain in the available-for-sale portfolio of $309 million.

Loans

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$43,149	$42,550	$41,426	$41,277	$41,477	1%	4%
Commercial mortgage loans	7,023	7,148	7,241	7,480	7,633	(2%)	(8%)
Commercial construction loans	2,965	2,549	2,197	1,909	1,563	16%	90%
Commercial leases	3,846	3,776	3,715	3,600	3,571	2%	8%

Subtotal—commercial loans and leases	56,983	56,023	54,579	54,266	54,244	2%	5%

Consumer:
Residential mortgage loans	13,144	12,831	12,433	13,046	12,785	2%	3%
Home equity	8,479	8,654	8,802	8,937	9,009	(2%)	(6%)
Automobile loans	11,877	11,902	11,933	12,073	12,105	—	(2%)
Credit card	2,277	2,296	2,321	2,324	2,295	(1%)	(1%)
Other consumer loans and leases	613	467	440	395	361	31%	70%

Subtotal—consumer loans and leases	36,390	36,150	35,929	36,775	36,555	1%	—

Total average loans and leases (excluding held for sale)	$93,373	$92,173	$90,508	$91,041	$90,799	1%	3%
Average loans held for sale	956	566	1,151	540	629	69%	52%

Average loan and lease balances (excluding loans held-for-sale) increased $1.2 billion, or 1 percent, sequentially and increased $2.6 billion, or 3 percent, from the third quarter of 2014. The sequential and prior year increases in average loans and leases were driven by increased commercial and industrial (C&I), commercial construction, and residential mortgage balances, partially offset by decreased home equity and commercial mortgage balances. Period end loans and leases (excluding loans held-for-sale) of $93.6 billion increased $871 million, or 1 percent, sequentially and increased $3.0 billion, or 3 percent, from a year ago.

Average commercial portfolio loan and lease balances increased $960 million, or 2 percent, sequentially and increased $2.7 billion, or 5 percent, from the third quarter of 2014. Average C&I loans increased $599 million, or 1 percent, from the prior quarter and increased $1.7 billion, or 4 percent, from the third quarter of 2014. Within commercial real estate, average commercial mortgage balances continued to decline and average commercial construction balances increased due to better customer activity and the continued focus on that business. Commercial line usage, on an end of period basis, was 32 percent of committed lines in the third quarter of 2015 compared with 33 percent in the second quarter of 2015 and 32 percent in the third quarter of 2014.

Average consumer portfolio loan and lease balances increased $240 million, or 1 percent, sequentially and were flat year-over-year. Average residential mortgage loans increased 2 percent sequentially and 3 percent from a year ago. Average auto loans were flat sequentially and down 2 percent from the previous year. Average home equity loans declined 2 percent sequentially and 6 percent from the third quarter of 2014. Average credit card loans decreased 1 percent sequentially and from the third quarter of 2014.

Average loans held-for-sale balances of $956 million increased $390 million sequentially primarily due to loans associated with the announced sale of certain branches during the quarter, and increased $327 million compared with the third quarter of 2014.

Deposits

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$35,231	$35,384	$33,760	$33,301	$31,790	—	11%
Interest checking	25,590	26,894	26,885	25,478	24,926	(5%)	3%
Savings	14,868	15,156	15,174	15,173	15,759	(2%)	(6%)
Money market	18,253	18,071	17,492	17,023	15,222	1%	20%
Foreign office(a)	718	955	861	1,439	1,663	(25%)	(57%)

Subtotal—Transaction deposits	94,660	96,460	94,172	92,414	89,360	(2%)	6%
Other time	4,057	4,074	4,022	3,936	3,800	—	7%

Subtotal—Core deposits	98,717	100,534	98,194	96,350	93,160	(2%)	6%
Certificates—$100,000 and over	2,924	2,558	2,683	2,998	3,339	14%	(12%)
Other	222	—	—	—	—	100%	100%

Total average deposits	$101,863	$103,092	$100,877	$99,348	$96,499	(1%)	6%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits decreased $1.8 billion, or 2 percent, sequentially and increased $5.6 billion, or 6 percent, from the third quarter of 2014. Average transaction deposits decreased $1.8 billion, or 2 percent, from the second quarter of 2015 primarily driven by lower interest checking and savings account balances, partially offset by higher money market account balances. The lower interest checking balances were largely due to targeted pricing changes in certain accounts. Year-over-year transaction deposits increased $5.3 billion, or 6 percent, driven by higher demand deposit, money market account, and interest checking account balances, partially offset by lower foreign office and savings account balances. Other time deposits were flat sequentially and increased 7 percent compared with the third quarter of 2014.

Average commercial transaction deposits decreased 2 percent sequentially and increased 9 percent from the previous year. Sequential performance was primarily driven by declines in interest checking account balances due to targeted pricing changes in LCR punitive accounts, partially offset by higher money market account and demand deposit account balances. Year-over-year growth reflected higher demand deposit, money market account, and interest checking account balances, partially offset by lower foreign office balances.

Average consumer transaction deposits decreased 2 percent sequentially and increased 4 percent from the third quarter of 2014. The sequential performance reflected lower demand deposit, savings, and interest checking account balances as a result of targeted repricing of certain deposit accounts. Year-over-year growth was driven by increased money market account, demand deposit, and interest checking account balances, partially offset by lower savings account balances.

Wholesale Funding

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates—$100,000 and over	$2,924	$2,558	$2,683	$2,998	$3,339	14%	(12%	)
Other deposits	222	—	—	—	—	100%	100%
Federal funds purchased	1,978	326	172	161	520	NM	NM
Other short-term borrowings	1,897	1,705	1,602	1,481	1,973	11%	(4%	)
Long-term debt	14,697	13,773	14,448	14,855	13,955	7%	5%

Total average wholesale funding	$21,718	$18,362	$18,905	$19,495	$19,787	18%	10%

Average wholesale funding of $21.7 billion increased $3.4 billion, or 18 percent, sequentially, and increased $1.9 billion, or 10 percent, compared with the third quarter of 2014. The sequential increase was primarily driven by an increase in federal funds purchased, and the issuance of $1.1 billion of 5-year holding company debt and $1.3 billion of 3-year bank-level debt. Total wholesale funding was $23.5 billion on an end of period basis due to increased short-term borrowings in response to deposit runoff from targeted pricing changes in LCR punitive accounts and meeting quarter end cash targets. The year-over-year increase in average wholesale funding reflected an increase in long-term debt due to issuances during 2014 and 2015 and an increase in federal funds purchased, partially offset by decreases in certificates $100,000 and over and other short-term borrowings.

Noninterest Income

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq		Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$145	$139	$135	$142	$145	4%		—
Corporate banking revenue	104	113	63	120	100	(8%	)	4%
Mortgage banking net revenue	71	117	86	61	61	(39%	)	16%
Investment advisory revenue	103	105	108	100	103	(2%	)	—
Card and processing revenue	77	77	71	76	75	—		3%
Other noninterest income	213	1	163	150	33	NM		NM
Securities gains, net	—	4	4	4	3	(100%	)	(100%	)

Total noninterest income	$713	$556	$630	$653	$520	28%		37%

Noninterest income of $713 million increased $157 million sequentially and increased $193 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Noninterest Income excluding certain items

	For the Three Months Ended			% Change
	September 2015	June 2015	September 2014	Seq		Yr/Yr
Noninterest Income excluding certain items ($ in millions)
Noninterest income (U.S. GAAP)	$713	$556	$520
Vantiv warrant valuation	(130)	(14)	53
Valuation of Visa total return swap	8	2	3
Branch / land valuation adjustments	—	97	—
Securities (gains) / losses	—	(4)	(3)

Noninterest income excluding certain items	$591	$637	$573	(7%	)	3%

Excluding the items in the table above, noninterest income of $591 million decreased $46 million, or 7 percent, from the previous quarter and increased $18 million, or 3 percent, from the third quarter of 2014. The sequential decline was primarily due to decreases in mortgage banking net revenue and corporate banking revenue. The year-over-year increase was primarily due to higher mortgage banking net revenue.

Service charges on deposits of $145 million increased 4 percent from the second quarter and were flat compared with the same quarter last year. The sequential increase was due to a 6 percent increase in retail service charges due to seasonally higher overdraft occurrences as well as a 4 percent increase in commercial service charges.

Corporate banking revenue of $104 million decreased $9 million from the second quarter of 2015 and increased $4 million from the third quarter of 2014. The sequential decrease was primarily due to seasonally lower institutional sales revenue, business lending fees, and foreign exchange fees, partially offset by higher interest rate derivative fees and syndications revenue. The year-over-year increase was driven by higher institutional sales revenue and loan syndications revenue, partially offset by lower foreign exchange fees.

Mortgage banking net revenue was $71 million in the third quarter of 2015, down $46 million from the second quarter of 2015 and up $10 million from the third quarter of 2014. Third quarter 2015 originations were $2.3 billion, compared with $2.5 billion in the previous quarter and $2.1 billion in the third quarter of 2014. Third quarter 2015 originations resulted in gains of $46 million on mortgages sold, compared with gains of $43 million during the previous quarter and $34 million during the third quarter of 2014. Mortgage servicing fees were $54 million this quarter, $56 million in the second quarter of 2015, and $61 million in the third quarter of 2014. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $29 million in the third quarter of 2015 (reflecting MSR amortization of $37 million and MSR valuation adjustments of positive $8 million); positive $18 million in the second quarter of 2015 (MSR amortization of $39 million and MSR valuation adjustments of positive $57 million); and negative $34 million in the third quarter of 2014 (MSR amortization of $33 million and MSR valuation adjustments of negative $1 million). The mortgage servicing asset, net of the valuation reserve, was $757 million at quarter end on a servicing portfolio of $60 billion.

Investment advisory revenue of $103 million decreased 2 percent from the second quarter and was flat year-over-year. The sequential decrease was due to lower securities and brokerage fees and personal asset management fees due to the market decline during the quarter.

Card and processing revenue of $77 million in the third quarter of 2015 was flat sequentially and increased 3 percent from the third quarter of 2014. The year-over-year increase reflects an increase in the number of actively used cards and an increase in customer spend volume.

Other noninterest income totaled $213 million in the third quarter of 2015, compared with $1 million in the previous quarter and $33 million in the third quarter of 2014. As previously described, the results included the adjustments in the prior table with the exception of securities gains in all comparable periods. Excluding these items, other noninterest income of $91 million increased approximately $5 million, or 6 percent, from the second quarter of 2015 and increased approximately $2 million, or 2 percent, from the third quarter of 2014.

Net gains on investment securities were immaterial in the third quarter of 2015, compared with $4 million in the previous quarter and $3 million in the third quarter of 2014.

Noninterest Expense

	For the Three Months Ended					% Change
	September 2015	June 2015	March 2015	December 2014	September 2014	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$387	$383	$369	$366	$357	1%	8%
Employee benefits	72	78	99	79	75	(8%)	(4%)
Net occupancy expense	77	83	79	77	78	(7%)	(1%)
Technology and communications	56	54	55	54	53	4%	6%
Equipment expense	31	31	31	30	30	—	3%
Card and processing expense	40	38	36	36	37	5%	8%
Other noninterest expense	280	280	254	276	258	—	9%

Total noninterest expense	$943	$947	$923	$918	$888	—	6%

Noninterest expense of $943 million was flat compared with the second quarter of 2015 and increased 6 percent compared with the third quarter of 2014. The sequential comparison reflected lower benefits and occupancy expense, partially offset by higher compensation primarily associated with executive retirement and severance costs. The year-over-year increase reflected higher compensation expense, the change in provision for unfunded commitments and marketing expense.

Credit Quality

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Total net losses charged-off ($ in millions)
Commercial and industrial loans	($128)	($34)	($38)	($44)	($50)
Commercial mortgage loans	(11)	(11)	(1)	(10)	(5)
Commercial construction loans	(3)	—	—	—	—
Commercial leases	—	—	—	(1)	—
Residential mortgage loans	(3)	(5)	(6)	(94)	(9)
Home equity	(9)	(9)	(14)	(11)	(14)
Automobile loans	(7)	(4)	(8)	(7)	(7)
Credit card	(21)	(21)	(21)	(20)	(23)
Other consumer loans and leases	(6)	(2)	(3)	(4)	(7)

Total net losses charged-off	(188)	(86)	(91)	(191)	(115)
Total losses charged-off	(209)	(112)	(115)	(215)	(146)
Total recoveries of losses previously charged-off	21	26	24	24	31

Total net losses charged-off	($188)	($86)	($91)	($191)	($115)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.80%	0.37%	0.41%	0.83%	0.50%
Commercial	0.99%	0.32%	0.29%	0.40%	0.40%
Consumer	0.51%	0.46%	0.59%	1.47%	0.66%

Net charge-offs were $188 million, or 80 bps of average loans and leases on an annualized basis, in the third quarter of 2015 compared with net charge-offs of $86 million, or 37 bps, in the second quarter of 2015 and $115 million, or 50 bps, in the third quarter of 2014. The third quarter of 2015 net charge-offs included $102 million related to the restructuring of a student loan backed commercial credit originally extended in 2007, $80 million of which had been reserved for in prior quarters as the loan is collateral dependent with the related allowance for loan loss being measured based on the fair value of the underlying collateral. During the quarter, changing collateral performance characteristics and lower valuations for student loan portfolios resulted in the need to restructure the terms of the commercial loan. The resulting decline in the market values led to the actions taken as the reserves on this collateral-dependent loan are measured based on the fair value of the underlying student loan portfolio. Excluding this credit, net charge-offs were $86 million, or 37 bps, in the third quarter of 2015, flat with net charge-offs in the prior quarter.

Commercial net charge-offs were $142 million, or 99 bps, and were up $97 million sequentially. C&I net charge-offs of $128 million increased $94 million from the previous quarter primarily due to the student loan backed credit mentioned above, and commercial real estate net charge-offs increased $3 million from the previous quarter.

Consumer net charge-offs were $46 million, or 51 bps, up $5 million sequentially. Net charge-offs on residential mortgage loans in the portfolio were $3 million, down $2 million from the previous quarter. Home equity net charge-offs were $9 million, in line with the second quarter of 2015, and net charge-offs in the auto portfolio of $7 million were up $3 million compared with the prior quarter due to seasonality. Net charge-offs on consumer credit card loans were $21 million, in line with the second quarter. Net charge-offs on other consumer loans were $6 million, up $4 million compared with the previous quarter primarily due to seasonality.

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,293	$1,300	$1,322	$1,414	$1,458
Total net losses charged-off	(188)	(86)	(91)	(191)	(115)
Provision for loan and lease losses	156	79	69	99	71

Allowance for loan and lease losses, ending	1,261	1,293	1,300	1,322	1,414
Reserve for unfunded commitments, beginning	132	130	135	134	142
Provision (benefit) for unfunded commitments	2	2	(4)	1	(8)
Charge-offs	—	—	(1)	—	—

Reserve for unfunded commitments, ending	134	132	130	135	134
Components of allowance for credit losses:
Allowance for loan and lease losses	1,261	1,293	1,300	1,322	1,414
Reserve for unfunded commitments	134	132	130	135	134

Total allowance for credit losses	$1,395	$1,425	$1,430	$1,457	$1,548
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.35%	1.39%	1.42%	1.47%	1.56%
As a percent of nonperforming loans and leases(a)	275%	272%	247%	228%	228%
As a percent of nonperforming assets(a)	208%	206%	188%	178%	178%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $156 million in the third quarter of 2015. The allowance represented 1.35 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.39 percent last quarter, and represented 275 percent of nonperforming loans and leases, and 208 percent of nonperforming assets.

The provision increased $77 million from the second quarter of 2015 and increased $85 million from the third quarter of 2014. This quarter’s provision included a $35 million impact related to the aforementioned student loan backed commercial credit, and the remainder of the increase was primarily due to the broadening global economic slowdown, stress on capital markets, and the prolonged softness in commodity prices. The allowance for loan and lease losses decreased $32 million sequentially, including a $67 million reduction related to the aforementioned student loan backed credit.

	As of
	September 2015	June 2015	March 2015	December 2014	September 2014
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$47	$61	$61	$86	$102
Commercial mortgage loans	60	49	57	64	77
Commercial construction loans	—	—	—	—	2
Commercial leases	2	2	2	3	3
Residential mortgage loans	31	35	40	44	52
Home equity	65	70	71	72	69

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$205	$217	$231	$269	$305
Restructured loans—commercial (nonaccrual)(c)	177	175	205	214	201
Restructured loans—consumer (nonaccrual)	76	83	90	96	114

Total nonaccrual portfolio loans and leases	$458	$475	$526	$579	$620
Repossessed personal property	17	16	20	18	19
OREO(a)	131	135	145	147	157

Total nonperforming assets(b)	$606	$626	$691	$744	$796
Nonaccrual loans held for sale	1	1	2	24	4
Restructured loans—(nonaccrual) held for sale	1	—	—	15	3

Total nonperforming assets including loans held for sale	$608	$627	$693	$783	$803

Restructured Consumer loans and leases (accrual)	$973	$970	$943	$905	$1,610
Restructured Commercial loans and leases (accrual)(c)	$571	$769	$774	$844	$885
Total loans and leases 90 days past due	$70	$70	$78	$87	$87
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(b)	0.49%	0.51%	0.57%	0.64%	0.68%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(b)	0.65%	0.67%	0.76%	0.82%	0.88%

(a)	Excludes OREO related to government insured loans. The Bancorp has historically excluded government guaranteed loans classified in OREO from its nonperforming asset disclosures. Upon the prospective adoption on January 1, 2015 of ASU 2014-14 “Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure,” government guaranteed loans meeting certain criteria will be reclassified to other receivables rather than OREO upon foreclosure.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $21 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014.

Total nonperforming assets, including loans held-for-sale, declined $19 million, or 3 percent, from the previous quarter to $608 million. Nonperforming loans (NPLs) at quarter-end decreased $17 million, or 4 percent, from the previous quarter to $458 million or 0.49 percent of total loans, leases and OREO.

Commercial NPAs decreased $6 million, or 2 percent, from the second quarter to $370 million, or 0.65 percent of commercial loans, leases and OREO. Commercial NPLs decreased $1 million from last quarter to $286 million, or 0.50 percent of commercial loans and leases. C&I NPAs decreased $10 million from the prior quarter to $183 million. Commercial mortgage NPAs decreased $1 million from the previous quarter to $165 million. Commercial construction NPAs increased $5 million from the previous quarter to $19 million. Commercial lease NPAs were $3 million, flat from the previous quarter. Commercial NPAs included $177 million of nonaccrual troubled debt restructurings (TDRs), compared with $175 million last quarter.

Consumer NPAs decreased $14 million from the second quarter to $236 million, or 0.64 percent of consumer loans, leases and OREO. Consumer NPLs decreased $16 million from last quarter to $172 million, or 0.47 percent of consumer loans and leases. Residential mortgage NPAs decreased $10 million from the second quarter to $91 million. Home equity NPAs decreased $3 million, sequentially, to $103 million and credit card NPAs were down $3 million compared with the previous quarter to $33 million. Consumer nonaccrual TDRs were $76 million in the third quarter of 2015, compared with $83 million in the second quarter of 2015.

Third quarter OREO balances included in NPA balances were down $4 million from the second quarter to $131 million, and included $74 million in commercial OREO and $57 million in consumer OREO. Repossessed personal property increased $1 million from the prior quarter to $17 million.

Loans over 90 days past due and still accruing were flat from the second quarter of 2015 to $70 million. Commercial balances over 90 days past due were $5 million compared with $2 million in the prior quarter, and consumer balances 90 days past due decreased $3 million from the previous quarter to $65 million. Loans 30-89 days past due of $214 million were up $1 million from the previous quarter. Commercial balances 30-89 days past due increased $1 million sequentially to $25 million and consumer balances 30-89 days past due were flat from the second quarter at $189 million. The above delinquencies figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	September 2015		June 2015		March 2015		December 2014		September 2014
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.24%		11.32%		11.49%		11.54%		11.71%
Tangible equity(a)	9.28%		9.28%		9.37%		9.41%		9.65%
Tangible common equity (excluding unrealized gains/losses)(a)	8.32%		8.33%		8.40%		8.43%		8.64%
Tangible common equity (including unrealized gains/losses)(a)	8.65%		8.51%		8.77%		8.71%		8.84%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)	9.38	%(b)	9.39	%(b)	9.49	%(d)	9.70	%(d)	9.70	%(d)

	Basel III Transitional(c)						Basel I(d)
Regulatory capital ratios:
CET1 capital	9.40	%(b)	9.42	%(b)	9.52	%(b)	N/A		N/A
Tier I risk-based capital	10.49	%(b)	10.51	%(b)	10.62	%(b)	10.83%		10.83%
Total risk-based capital	13.68	%(b)	13.69	%(b)	14.01	%(b)	14.33%		14.34%
Tier I leverage	9.38%		9.44%		9.59%		9.66%		9.82%
Tier I common equity	N/A		N/A		N/A		9.65	%(a)	9.64	%(a)
CET1 capital (fully phased-in)	9.30	(a)(b)	9.31	(a)(b)	9.41	(a)(b)	N/A		N/A
Book value per share	18.22		17.62		17.83		17.35		16.87
Tangible book value per share(a)	15.18		14.62		14.85		14.40		13.95

(a)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(c)	Current period regulatory capital ratios are estimated.
(d)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which was in effect prior to January 1, 2015.

Capital ratios remained strong during the quarter. The common equity Tier 1 ratio was 9.40 percent, the tangible common equity to tangible assets ratio* was 8.32 percent (excluding unrealized gains/losses), and 8.65 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio was 10.49 percent, the total risk-based capital ratio was 13.68 percent, and the Leverage ratio was 9.38 percent.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Book value per share at September 30, 2015 was $18.22 and tangible book value per share* was $15.18, compared with the June 30, 2015 book value per share of $17.62 and tangible book value per share* of $14.62.

Fifth Third entered into and completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On July 31, 2015, Fifth Third settled the forward contracted related to the April 27, 2015 $155 million share repurchase agreement. An additional 0.84 million shares were repurchased upon completion of the agreement.

•	On July 29, 2015, Fifth Third entered into a share repurchase agreement whereby Fifth Third would purchase approximately $150 million of its outstanding stock. This reduced the third quarter share count by 6.0 million shares.

•	On August 31, 2015, Fifth Third settled the forward contracted related to the July 29, 2015 $150 million share repurchase agreement. An additional 1.35 million shares were repurchased upon completion of the agreement.

•	On September 3, 2015, Fifth Third entered into a share repurchase agreement whereby Fifth Third would purchase approximately $150 million of its outstanding stock. This reduced the third quarter share count by 6.54 million shares. Settlement of the forward contract related to this agreement is expected to occur on or before December 4, 2015.

In total, common shares outstanding decreased by approximately 15 million shares in the third quarter of 2015 from the second quarter of 2015.

Tax Rate

The effective tax rate was 26.0 percent this quarter compared with 26.1 percent in the second quarter of 2015 and 26.7 percent in the third quarter of 2014.

Other

Fifth Third Bank owns 43 million units representing a 22.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm (NYSE: VNTV). Based upon Vantiv’s closing price of $44.92 on September 30, 2015, our interest in Vantiv was valued at approximately $1.9 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $415 million as of June 30, 2015. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a warrant to purchase additional shares in Vantiv which is carried as a derivative asset at a fair value of $630 million as of September 30, 2015.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Tuesday, November 3, 2015 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 44604046#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2015, the Company had $142 billion in assets and operates 1,295 full-service Banking Centers, including 99 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,650 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 22.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2015, had $297 billion in assets under care, of which it managed $25 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) difficulties in separating the operations of any branches or other assets divested; (23) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (24) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (25) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for September 30, 2015

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-28
Summary of Loans and Leases	29
Regulatory Capital	30
Summary of Credit Loss Experience	31
Asset Quality	32
Regulation G Non-GAAP Reconciliation	33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2015	June 2015	September 2014	Seq	Yr/Yr	September 2015	September 2014	Yr/Yr
Income Statement Data
Net interest income(a)	$906	$892	$908	2%	—	$2,650	$2,712	(2%)
Noninterest income	713	556	520	28%	37%	1,900	1,820	4%
Total revenue(a)	1,619	1,448	1,428	12%	13%	4,550	4,532	—
Provision for loan and lease losses	156	79	71	97%	NM	305	216	41%
Noninterest expense	943	947	888	—	6%	2,814	2,792	1%
Net income attributable to Bancorp	381	315	340	21%	12%	1,056	1,096	(4%)
Net income available to common shareholders	366	292	328	25%	12%	1,004	1,052	(5%)
Common Share Data
Earnings per share, basic	$0.46	$0.36	$0.39	28%	18%	$1.24	$1.25	(1%)
Earnings per share, diluted	0.45	0.36	0.39	25%	15%	1.22	1.23	(1%)
Cash dividends per common share	0.13	0.13	0.13	—	—	0.39	0.38	3%
Book value per share	18.22	17.62	16.87	3%	8%	18.22	16.87	8%
Market price per share	18.91	20.82	20.02	(9%)	(6%)	18.91	20.02	(6%)
Common shares outstanding (in thousands)	795,439	810,054	834,262	(2%)	(5%)	795,439	834,262	(5%)
Average common shares outstanding (in thousands):
Basic	795,793	803,965	829,392	(1%)	(4%)	803,270	837,854	(4%)
Diluted	805,023	812,843	838,324	(1%)	(4%)	812,099	848,068	(4%)
Market capitalization	$15,042	$16,865	$16,702	(11%)	(10%)	$15,042	$16,702	(10%)
Financial Ratios
Return on average assets	1.07%	0.90%	1.02%	19%	5%	1.01%	1.12%	(10%)
Return on average common equity	10.0%	8.1%	9.2%	23%	9%	9.3%	10.0%	(7%)
Return on average tangible common equity(b)(d)(j)	12.0%	9.7%	11.1%	25%	9%	11.1%	12.2%	(9%)
Noninterest income as a percent of total revenue	44%	38%	36%	16%	22%	42%	40%	5%
Dividend payout ratio	28.3%	36.1%	33.3%	(22%)	(15%)	31.5%	30.4%	4%
Average total Bancorp shareholders’ equity as a percent of average assets	11.24%	11.32%	11.71%	(1%)	(4%)	11.35%	11.61%	(2%)
Tangible common equity(c)(d)(j)	8.32%	8.33%	8.64%	—	(4%)	8.32%	8.64%	(4%)
Net interest margin(a)	2.89%	2.90%	3.10%	—	(7%)	2.88%	3.16%	(9%)
Efficiency(a)	58.2%	65.4%	62.1%	(11%)	(6%)	61.8%	61.6%	—
Effective tax rate	26.0%	26.1%	26.7%	—	(3%)	25.9%	27.2%	(5%)
Credit Quality
Net losses charged-off	$188	$86	$115	NM	63%	$366	$384	(5%)
Net losses charged-off as a percent of average portfolio loans and leases	0.80%	0.37%	0.50%	NM	60%	0.53%	0.57%	(7%)
ALLL as a percent of portfolio loans and leases	1.35%	1.39%	1.56%	(3%)	(13%)	1.35%	1.56%	(13%)
Allowance for credit losses as a percent of portfolio loans and leases	1.49%	1.54%	1.71%	(3%)	(13%)	1.49%	1.71%	(13%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.65%	0.67%	0.88%	(3%)	(26%)	0.65%	0.88%	(26%)
Average Balances
Loans and leases, including held for sale	$94,329	$92,739	$91,428	2%	3%	$92,919	$90,973	2%
Total securities and other short-term investments	30,102	30,563	24,927	(2%)	21%	29,905	23,944	25%
Total assets	140,739	139,992	132,220	1%	6%	139,472	130,717	7%
Transaction deposits(f)	94,660	96,460	89,360	(2%)	6%	95,100	88,807	7%
Core deposits(g)	98,717	100,534	93,160	(2%)	6%	99,151	92,511	7%
Wholesale funding(h)	21,718	18,362	19,787	18%	10%	19,672	19,084	3%
Bancorp shareholders’ equity	15,815	15,841	15,486	—	2%	15,826	15,170	4%

Regulatory Capital Ratios(i)	Basel III Transitional		Basel I(l)			Basel III Transitional	Basel I(l)
CET1 capital(k)	9.40%	9.42%	N/A	—	N/A	9.40%	N/A	N/A
Tier I risk-based capital	10.49%	10.51%	10.83%	—	N/A	10.49%	10.83%	N/A
Total risk-based capital	13.68%	13.69%	14.34%	—	N/A	13.68%	14.34%	N/A
Tier I leverage	9.38%	9.44%	9.82%	(1%)	N/A	9.38%	9.82%	N/A
Tier I common equity(d)(j)	N/A	N/A	9.64%	N/A	N/A	N/A	9.64%	N/A
CET1 capital (fully phased-in)(k)	9.30%	9.31%	N/A	—	N/A	9.30%	N/A	N/A
Operations
Banking centers	1,295	1,299	1,308	—	(1%)	1,295	1,308	(1%)
ATMs	2,650	2,630	2,639	1%	—	2,650	2,639	—
Full-time equivalent employees	18,311	18,527	18,503	(1%)	(1%)	18,311	18,503	(1%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.
(k)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(l)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Income Statement Data
Net interest income(a)	$906	$892	$852	$888	$908
Noninterest income	713	556	630	653	520
Total revenue(a)	1,619	1,448	1,482	1,541	1,428
Provision for loan and lease losses	156	79	69	99	71
Noninterest expense	943	947	923	918	888
Net income attributable to Bancorp	381	315	361	385	340
Net income available to common shareholders	366	292	346	362	328
Common Share Data
Earnings per share, basic	$0.46	$0.36	$0.42	$0.44	$0.39
Earnings per share, diluted	0.45	0.36	0.42	0.43	0.39
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13
Book value per share	18.22	17.62	17.83	17.35	16.87
Market price per share	18.91	20.82	18.85	20.38	20.02
Common shares outstanding (in thousands)	795,439	810,054	815,190	824,047	834,262
Average common shares outstanding (in thousands):
Basic	795,793	803,965	810,210	819,057	829,392
Diluted	805,023	812,843	818,672	827,831	838,324
Market capitalization	$15,042	$16,865	$15,366	$16,790	$16,702
Financial Ratios
Return on average assets	1.07%	0.90%	1.06%	1.13%	1.02%
Return on average common equity	10.0%	8.1%	9.7%	10.0%	9.2%
Return on average tangible common equity(b)(d)(j)	12.0%	9.7%	11.7%	12.1%	11.1%
Noninterest income as a percent of total revenue	44%	38%	43%	42%	36%
Dividend payout ratio	28.3%	36.1%	31.0%	29.5%	33.3%
Average total Bancorp shareholders’ equity as a percent of average assets	11.24%	11.32%	11.49%	11.54%	11.71%
Tangible common equity(c)(d)(j)	8.32%	8.33%	8.40%	8.43%	8.64%
Net interest margin(a)	2.89%	2.90%	2.86%	2.96%	3.10%
Efficiency(a)	58.2%	65.4%	62.3%	59.6%	62.1%
Effective tax rate	26.0%	26.1%	25.6%	25.9%	26.7%
Credit Quality
Net losses charged-off	$188	$86	$91	$191	$115
Net losses charged-off as a percent of average portfolio loans and leases	0.80%	0.37%	0.41%	0.83%	0.50%
ALLL as a percent of portfolio loans and leases	1.35%	1.39%	1.42%	1.47%	1.56%
Allowance for credit losses as a percent of portfolio loans and leases	1.49%	1.54%	1.57%	1.62%	1.71%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.65%	0.67%	0.76%	0.82%	0.88%
Average Balances
Loans and leases, including held for sale	$94,329	$92,739	$91,659	$91,581	$91,428
Total securities and other short-term investments	30,102	30,563	29,038	27,604	24,927
Total assets	140,739	139,992	137,651	135,580	132,220
Transaction deposits(f)	94,660	96,460	94,172	92,414	89,360
Core deposits(g)	98,717	100,534	98,194	96,350	93,160
Wholesale funding(h)	21,718	18,362	18,905	19,495	19,787
Bancorp shareholders’ equity	15,815	15,841	15,820	15,644	15,486

Regulatory Capital Ratios(i)	Basel III Transitional			Basel I(l)
CET1 capital(k)	9.40%	9.42%	9.52%	N/A	N/A
Tier I risk-based capital	10.49%	10.51%	10.62%	10.83%	10.83%
Total risk-based capital	13.68%	13.69%	14.01%	14.33%	14.34%
Tier I leverage	9.38%	9.44%	9.59%	9.66%	9.82%
Tier I common equity(d)(j)	N/A	N/A	N/A	9.65%	9.64%
CET1 capital (fully phased-in)(k)	9.30%	9.31%	9.41%	N/A	N/A
Operations
Banking centers	1,295	1,299	1,303	1,302	1,308
ATMs	2,650	2,630	2,637	2,638	2,639
Full-time equivalent employees	18,311	18,527	18,471	18,351	18,503

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.
(k)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(l)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2015	June 2015	September 2014	Seq	Yr/Yr	September 2015	September 2014	Yr/Yr
Interest Income
Interest and fees on loans and leases	$795	$782	$827	2%	(4%)	$2,355	$2,477	(5%)
Interest on securities	230	219	189	5%	22%	637	538	18%
Interest on other short-term investments	1	2	2	(50%)	(50%)	7	5	40%

Total interest income	1,026	1,003	1,018	2%	1%	2,999	3,020	(1%)
Interest Expense
Interest on deposits	44	46	51	(4%)	(14%)	140	147	(5%)
Interest on other short-term borrowings	1	1	1	—	—	2	2	—
Interest on long-term debt	80	69	63	16%	27%	221	174	27%

Total interest expense	125	116	115	8%	9%	363	323	12%

Net Interest Income	901	887	903	2%	—	2,636	2,697	(2%)
Provision for loan and lease losses	156	79	71	97%	NM	305	216	41%

Net Interest Income After Provision for Loan and Lease Losses	745	808	832	(8%)	(10%)	2,331	2,481	(6%)
Noninterest Income
Service charges on deposits	145	139	145	4%	—	419	418	—
Corporate banking revenue	104	113	100	(8%)	4%	280	311	(10%)
Mortgage banking net revenue	71	117	61	(39%)	16%	274	248	10%
Investment advisory revenue	103	105	103	(2%)	—	315	307	3%
Card and processing revenue	77	77	75	—	3%	225	218	3%
Other noninterest income	213	1	33	NM	NM	378	300	26%
Securities gains, net	—	4	3	(100%)	(100%)	9	18	(50%)

Total noninterest income	713	556	520	28%	37%	1,900	1,820	4%
Noninterest Expense
Salaries, wages and incentives	387	383	357	1%	8%	1,139	1,083	5%
Employee benefits	72	78	75	(8%)	(4%)	248	255	(3%)
Net occupancy expense	77	83	78	(7%)	(1%)	238	236	1%
Technology and communications	56	54	53	4%	6%	165	158	4%
Equipment expense	31	31	30	—	3%	92	90	2%
Card and processing expense	40	38	37	5%	8%	114	104	10%
Other noninterest expense	280	280	258	—	9%	818	866	(6%)

Total noninterest expense	943	947	888	—	6%	2,814	2,792	1%

Income Before Income Taxes	515	417	464	24%	11%	1,417	1,509	(6%)
Applicable income tax expense	134	108	124	24%	8%	367	411	(11%)
Net Income	381	309	340	23%	12%	1,050	1,098	(4%)
Less: Net income attributable to noncontrolling interests	—	(6)	—	(100%)	—	(6)	2	NM
Net Income Attributable to Bancorp	381	315	340	21%	12%	1,056	1,096	(4%)
Dividends on preferred stock	15	23	12	(35%)	25%	52	44	18%
Net Income Available to Common Shareholders	$366	$292	$328	25%	12%	$1,004	$1,052	(5%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Interest Income
Interest and fees on loans and leases	$795	$782	$778	$823	$827
Interest on securities	230	219	188	185	189
Interest on other short-term investments	1	2	4	3	2

Total interest income	1,026	1,003	970	1,011	1,018
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,031	1,008	975	1,016	1,023
Interest Expense
Interest on deposits	44	46	50	54	51
Interest on other short-term borrowings	1	1	—	—	1
Interest on long-term debt	80	69	73	74	63

Total interest expense	125	116	123	128	115

Net Interest Income (Taxable Equivalent)	906	892	852	888	908
Provision for loan and lease losses	156	79	69	99	71

Net Interest Income (Taxable Equivalent) After Provision for Loan and Lease Losses	750	813	783	789	837
Noninterest Income
Service charges on deposits	145	139	135	142	145
Corporate banking revenue	104	113	63	120	100
Mortgage banking net revenue	71	117	86	61	61
Investment advisory revenue	103	105	108	100	103
Card and processing revenue	77	77	71	76	75
Other noninterest income	213	1	163	150	33
Securities gains, net	—	4	4	4	3
Total noninterest income	713	556	630	653	520
Noninterest Expense
Salaries, wages and incentives	387	383	369	366	357
Employee benefits	72	78	99	79	75
Net occupancy expense	77	83	79	77	78
Technology and communications	56	54	55	54	53
Equipment expense	31	31	31	30	30
Card and processing expense	40	38	36	36	37
Other noninterest expense	280	280	254	276	258
Total noninterest expense	943	947	923	918	888
Income Before Income Taxes (Taxable Equivalent)	520	422	490	524	469
Taxable equivalent adjustment	5	5	5	5	5
Income Before Income Taxes	515	417	485	519	464
Applicable income tax expense	134	108	124	134	124
Net Income	381	309	361	385	340
Less: Net Income attributable to noncontrolling interests	—	(6)	—	—	—
Net Income Attributable to Bancorp	381	315	361	385	340
Dividends on preferred stock	15	23	15	23	12
Net Income Available to Common Shareholders	$366	$292	$346	$362	$328

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2015	June 2015	September 2014	Seq	Yr/Yr
Assets
Cash and due from banks	$2,455	$2,785	$3,125	(12%)	(21%)
Available-for-sale and other securities(a)	28,799	27,987	22,912	3%	26%
Held-to-maturity securities(b)	157	157	191	—	(18%)
Trading securities	374	370	389	1%	(4%)
Other short-term investments	1,994	3,451	3,637	(42%)	(45%)
Loans held for sale	994	995	641	—	55%
Portfolio loans and leases:
Commercial and industrial loans	42,948	42,800	41,072	—	5%
Commercial mortgage loans	7,061	7,150	7,564	(1%)	(7%)
Commercial construction loans	3,101	2,709	1,702	14%	82%
Commercial leases	3,898	3,881	3,554	—	10%
Residential mortgage loans	13,392	12,933	12,941	4%	3%
Home equity	8,427	8,547	8,987	(1%)	(6%)
Automobile loans	11,826	11,909	12,121	(1%)	(2%)
Credit card	2,229	2,278	2,317	(2%)	(4%)
Other consumer loans and leases	692	496	366	40%	89%

Portfolio loans and leases	93,574	92,703	90,624	1%	3%
Allowance for loan and lease losses	(1,261)	(1,293)	(1,414)	(2%)	(11%)

Portfolio loans and leases, net	92,313	91,410	89,210	1%	3%
Bank premises and equipment	2,264	2,298	2,467	(1%)	(8%)
Operating lease equipment	680	670	732	1%	(7%)
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	13	13	16	—	(19%)
Servicing rights	757	854	935	(11%)	(19%)
Other assets	8,702	8,252	7,517	5%	16%

Total Assets	$141,918	$141,658	$134,188	—	6%

Liabilities
Deposits:
Demand	$34,832	$35,449	$32,258	(2%)	8%
Interest checking	24,832	27,074	24,930	(8%)	—
Savings	14,632	14,976	15,355	(2%)	(5%)
Money market	18,887	17,900	16,199	6%	17%
Foreign office	754	728	1,577	4%	(52%)
Other time	4,041	4,050	3,856	—	5%
Certificates—$100,000 and over	2,915	2,846	3,117	2%	(6%)

Total deposits	100,893	103,023	97,292	(2%)	4%
Federal funds purchased	132	126	148	5%	(11%)
Other short-term borrowings	4,904	4,136	2,730	19%	80%
Accrued taxes, interest and expenses	1,990	1,858	1,706	7%	17%
Other liabilities	2,614	3,356	2,533	(22%)	3%
Long-term debt	15,527	13,521	14,336	15%	8%

Total Liabilities	126,060	126,020	118,745	—	6%

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,659	2,632	2,621	1%	1%
Retained earnings	11,826	11,564	10,886	2%	9%
Accumulated other comprehensive income	522	291	301	79%	73%
Treasury stock	(2,563)	(2,264)	(1,786)	13%	44%

Total Bancorp shareholders’ equity	15,826	15,605	15,404	1%	3%
Noncontrolling interests	32	33	39	(3%)	(18%)

Total Equity	15,858	15,638	15,443	1%	3%

Total Liabilities and Equity	$141,918	$141,658	$134,188	—	6%

(a) Amortized cost	$27,986	$27,483	$22,392	2%	25%
(b) Market values	157	157	191	—	(18%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	795,439	810,054	834,262	(2%)	(5%)
Treasury	128,453	113,838	89,631	13%	43%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2015	June 2015	March 2015	December 2014	September 2014
Assets
Cash and due from banks	$2,455	$2,785	$2,920	$3,091	$3,125
Available-for-sale and other securities(a)	28,799	27,987	26,409	22,408	22,912
Held-to-maturity securities(b)	157	157	177	187	191
Trading securities	374	370	392	360	389
Other short-term investments	1,994	3,451	4,919	7,914	3,637
Loans held for sale	994	995	724	1,261	641
Portfolio loans and leases:
Commercial and industrial loans	42,948	42,800	42,052	40,765	41,072
Commercial mortgage loans	7,061	7,150	7,209	7,399	7,564
Commercial construction loans	3,101	2,709	2,302	2,069	1,702
Commercial leases	3,898	3,881	3,786	3,720	3,554
Residential mortgage loans	13,392	12,933	12,569	12,389	12,941
Home equity	8,427	8,547	8,714	8,886	8,987
Automobile loans	11,826	11,909	11,873	12,037	12,121
Credit card	2,229	2,278	2,291	2,401	2,317
Other consumer loans and leases	692	496	448	418	366

Portfolio loans and leases	93,574	92,703	91,244	90,084	90,624
Allowance for loan and lease losses	(1,261)	(1,293)	(1,300)	(1,322)	(1,414)

Portfolio loans and leases, net	92,313	91,410	89,944	88,762	89,210
Bank premises and equipment	2,264	2,298	2,433	2,465	2,467
Operating lease equipment	680	670	695	728	732
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	13	13	14	15	16
Servicing rights	757	854	789	858	935
Other assets	8,702	8,252	8,638	8,241	7,517

Total Assets	$141,918	$141,658	$140,470	$138,706	$134,188

Liabilities
Deposits:
Demand	$34,832	$35,449	$35,343	$34,809	$32,258
Interest checking	24,832	27,074	27,191	26,800	24,930
Savings	14,632	14,976	15,355	15,051	15,355
Money market	18,887	17,900	18,105	17,083	16,199
Foreign office	754	728	811	1,114	1,577
Other time	4,041	4,050	4,044	3,960	3,856
Certificates—$100,000 and over	2,915	2,846	2,566	2,895	3,117

Total deposits	100,893	103,023	103,415	101,712	97,292
Federal funds purchased	132	126	200	144	148
Other short-term borrowings	4,904	4,136	1,413	1,556	2,730
Accrued taxes, interest and expenses	1,990	1,858	1,979	2,020	1,706
Other liabilities	2,614	3,356	3,504	2,642	2,533
Long-term debt	15,527	13,521	14,055	14,967	14,336

Total Liabilities	126,060	126,020	124,566	123,041	118,745

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,659	2,632	2,659	2,646	2,621
Retained earnings	11,826	11,564	11,380	11,141	10,886
Accumulated other comprehensive income	522	291	588	429	301
Treasury stock	(2,563)	(2,264)	(2,145)	(1,972)	(1,786)

Total Bancorp shareholders’ equity	15,826	15,605	15,864	15,626	15,404
Noncontrolling interests	32	33	40	39	39

Total Equity	15,858	15,638	15,904	15,665	15,443

Total Liabilities and Equity	$141,918	$141,658	$140,470	$138,706	$134,188

(a) Amortized cost	$27,986	$27,483	$25,475	$21,677	$22,392
(b) Market values	157	157	177	187	191
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	795,439	810,054	815,190	824,047	834,262
Treasury	128,453	113,838	108,702	99,846	89,631

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2015	September 2014	September 2015	September 2014
Total equity, beginning	$15,638	$15,508	$15,665	$14,626
Net income attributable to Bancorp	381	340	1,056	1,096
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	201	(72)	53	217
Qualifying cash flow hedges	29	(10)	35	(1)
Change in accumulated other comprehensive income related to employee benefit plans	1	1	5	3

Comprehensive income	612	259	1,149	1,315
Cash dividends declared:
Common stock	(103)	(108)	(315)	(320)
Preferred stock	(15)	(12)	(52)	(44)
Impact of stock transactions under stock compensation plans, net	27	21	54	41
Shares acquired for treasury	(300)	(225)	(635)	(474)
Issuance of preferred stock	—	—	—	297
Noncontrolling interest	(1)	—	(6)	2
Other	—	—	(2)	—

Total equity, ending	$15,858	$15,443	$15,858	$15,443

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2015	June 2015	September 2014	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$43,162	$42,554	$41,525	1%	4%
Commercial mortgage loans	7,038	7,149	7,637	(2%)	(8%)
Commercial construction loans	2,966	2,549	1,565	16%	90%
Commercial leases	3,847	3,776	3,576	2%	8%
Residential mortgage loans	13,976	13,375	13,342	4%	5%
Home equity	8,521	8,655	9,009	(2%)	(5%)
Automobile loans	11,881	11,902	12,105	—	(2%)
Credit card	2,277	2,296	2,295	(1%)	(1%)
Other consumer loans and leases	661	483	374	37%	77%
Taxable securities	28,251	27,344	22,594	3%	25%
Tax exempt securities	52	59	50	(12%)	4%
Other short-term investments	1,799	3,160	2,283	(43%)	(21%)

Total interest-earning assets	124,431	123,302	116,355	1%	7%
Cash and due from banks	2,503	2,636	2,862	(5%)	(13%)
Other assets	15,097	15,354	14,461	(2%)	4%
Allowance for loan and lease losses	(1,292)	(1,300)	(1,458)	(1%)	(11%)

Total Assets	$140,739	$139,992	$132,220	1%	6%

Liabilities
Interest-bearing liabilities:
Interest checking	$25,590	$26,894	$24,926	(5%)	3%
Savings	14,868	15,156	15,759	(2%)	(6%)
Money market	18,253	18,071	15,222	1%	20%
Foreign office	718	955	1,663	(25%)	(57%)
Other time	4,057	4,074	3,800	—	7%
Certificates—$100,000 and over	2,924	2,558	3,339	14%	(12%)
Other deposits	222	—	—	100%	100%
Federal funds purchased	1,978	326	520	NM	NM
Other short-term borrowings	1,897	1,705	1,973	11%	(4%)
Long-term debt	14,697	13,773	13,955	7%	5%

Total interest-bearing liabilities	85,204	83,512	81,157	2%	5%
Demand deposits	35,231	35,384	31,790	—	11%
Other liabilities	4,458	5,215	3,749	(15%)	19%

Total Liabilities	124,893	124,111	116,696	1%	7%
Total Equity	15,846	15,881	15,524	—	2%

Total Liabilities and Equity	$140,739	$139,992	$132,220	1%	6%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.11%	3.14%	3.25%	(1%)	(4%)
Commercial mortgage loans(a)	3.17%	3.22%	3.34%	(2%)	(5%)
Commercial construction loans(a)	3.13%	3.17%	3.49%	(1%)	(10%)
Commercial leases(a)	2.72%	2.83%	2.96%	(4%)	(8%)
Residential mortgage loans	3.63%	3.69%	3.84%	(2%)	(5%)
Home equity	3.61%	3.66%	3.69%	(1%)	(2%)
Automobile loans	2.62%	2.65%	2.72%	(1%)	(4%)
Credit card	10.38%	10.33%	9.87%	—	5%
Other consumer loans and leases	6.81%	8.49%	36.98%	(20%)	(82%)

Total loans and leases	3.36%	3.41%	3.61%	(1%)	(7%)
Taxable securities	3.23%	3.20%	3.32%	1%	(3%)
Tax exempt securities(a)	5.20%	4.82%	5.34%	8%	(3%)
Other short-term investments	0.23%	0.25%	0.26%	(8%)	(12%)

Total interest-earning assets	3.29%	3.28%	3.49%	—	(6%)
Interest-bearing liabilities:
Interest checking	0.18%	0.19%	0.22%	(5%)	(18%)
Savings	0.05%	0.05%	0.09%	—	(44%)
Money market	0.21%	0.23%	0.37%	(9%)	(43%)
Foreign office	0.14%	0.14%	0.29%	—	(52%)
Other time	1.19%	1.24%	1.07%	(4%)	11%
Certificates—$100,000 and over	1.16%	1.24%	0.96%	(6%)	21%
Other deposits	0.16%	0.00%	0.00%	100%	100%
Federal funds purchased	0.14%	0.12%	0.09%	17%	56%
Other short-term borrowings	0.13%	0.12%	0.10%	8%	30%
Long-term debt	2.15%	2.04%	1.80%	5%	19%

Total interest-bearing liabilities	0.58%	0.56%	0.56%	4%	4%
Ratios:
Net interest margin (taxable equivalent)	2.89%	2.90%	3.10%	—	(7%)
Net interest rate spread (taxable equivalent)	2.71%	2.72%	2.93%	—	(8%)
Interest-bearing liabilities to interest-earning assets	68.47%	67.73%	69.75%	1%	(2%)

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2015	September 2014	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,399	$41,133	3%
Commercial mortgage loans	7,144	7,834	(9%)
Commercial construction loans	2,574	1,351	91%
Commercial leases	3,780	3,580	6%
Residential mortgage loans	13,624	13,283	3%
Home equity	8,658	9,101	(5%)
Automobile loans	11,905	12,066	(1%)
Credit card	2,298	2,252	2%
Other consumer loans and leases	537	373	44%
Taxable securities	26,251	21,570	22%
Tax exempt securities	57	50	14%
Other short-term investments	3,597	2,324	55%

Total interest-earning assets	122,824	114,917	7%
Cash and due from banks	2,655	2,853	(7%)
Other assets	15,297	14,451	6%
Allowance for loan and lease losses	(1,304)	(1,504)	(13%)

Total Assets	$139,472	$130,717	7%

Liabilities
Interest-bearing liabilities:
Interest checking	$26,452	$25,349	4%
Savings	15,065	16,386	(8%)
Money market	17,942	13,878	29%
Foreign office	844	1,959	(57%)
Other time	4,051	3,704	9%
Certificates—$100,000 and over	2,722	4,243	(36%)
Other deposits	75	—	100%
Federal funds purchased	832	558	49%
Other short-term borrowings	1,736	2,006	(13%)
Long-term debt	14,306	12,277	17%

Total interest-bearing liabilities	84,025	80,360	5%
Demand deposits	34,797	31,235	11%
Other liabilities	4,788	3,913	22%

Total Liabilities	123,610	115,508	7%
Total Equity	15,862	15,209	4%

Total Liabilities and Equity	$139,472	$130,717	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.14%	3.29%	(5%)
Commercial mortgage loans(a)	3.22%	3.39%	(5%)
Commercial construction loans(a)	3.17%	3.50%	(9%)
Commercial leases(a)	2.82%	3.03%	(7%)
Residential mortgage loans	3.71%	3.90%	(5%)
Home equity	3.64%	3.71%	(2%)
Automobile loans	2.65%	2.78%	(5%)
Credit card	10.31%	9.94%	4%
Other consumer loans and leases	8.45%	37.48%	(77%)

Total loans and leases	3.41%	3.66%	(7%)
Taxable securities	3.24%	3.33%	(3%)
Tax exempt securities(a)	5.08%	5.16%	(2%)
Other short-term investments	0.25%	0.27%	(7%)

Total interest-earning assets	3.28%	3.53%	(7%)
Interest-bearing liabilities:
Interest checking	0.19%	0.22%	(14%)
Savings	0.06%	0.10%	(40%)
Money market	0.25%	0.33%	(24%)
Foreign office	0.16%	0.29%	(45%)
Other time	1.20%	1.03%	17%
Certificates—$100,000 and over	1.19%	0.81%	47%
Other deposits	0.16%	0.00%	100%
Federal funds purchased	0.13%	0.09%	44%
Other short-term borrowings	0.12%	0.10%	20%
Long-term debt	2.07%	1.90%	9%

Total interest-bearing liabilities	0.58%	0.54%	7%
Ratios:
Net interest margin (taxable equivalent)	2.88%	3.16%	(9%)
Net interest rate spread (taxable equivalent)	2.70%	2.99%	(10%)
Interest-bearing liabilities to interest-earning assets	68.41%	69.93%	(2%)

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Assets
Interest-earning assets:
Commercial and industrial loans	$43,162	$42,554	$41,462	$41,313	$41,525
Commercial mortgage loans	7,038	7,149	7,248	7,482	7,637
Commercial construction loans	2,966	2,549	2,198	1,911	1,565
Commercial leases	3,847	3,776	3,716	3,601	3,576
Residential mortgage loans	13,976	13,375	13,515	13,526	13,342
Home equity	8,521	8,655	8,802	8,937	9,009
Automobile loans	11,881	11,902	11,933	12,073	12,105
Credit card	2,277	2,296	2,321	2,324	2,295
Other consumer loans and leases	661	483	464	414	374
Taxable securities	28,251	27,344	23,102	22,364	22,594
Tax exempt securities	52	59	59	64	50
Other short-term investments	1,799	3,160	5,877	5,176	2,283

Total interest-earning assets	124,431	123,302	120,697	119,185	116,355
Cash and due from banks	2,503	2,636	2,830	3,008	2,862
Other assets	15,097	15,354	15,446	14,800	14,461
Allowance for loan and lease losses	(1,292)	(1,300)	(1,322)	(1,413)	(1,458)

Total Assets	$140,739	$139,992	$137,651	$135,580	$132,220

Liabilities
Interest-bearing liabilities:
Interest checking	$25,590	$26,894	$26,885	$25,478	$24,926
Savings	14,868	15,156	15,174	15,173	15,759
Money market	18,253	18,071	17,492	17,023	15,222
Foreign office	718	955	861	1,439	1,663
Other time	4,057	4,074	4,022	3,936	3,800
Certificates—$100,000 and over	2,924	2,558	2,683	2,998	3,339
Other deposits	222	—	—	—	—
Federal funds purchased	1,978	326	172	161	520
Other short-term borrowings	1,897	1,705	1,602	1,481	1,973
Long-term debt	14,697	13,773	14,448	14,855	13,955

Total interest-bearing liabilities	85,204	83,512	83,339	82,544	81,157
Demand deposits	35,231	35,384	33,760	33,301	31,790
Other liabilities	4,458	5,215	4,693	4,052	3,749

Total Liabilities	124,893	124,111	121,792	119,897	116,696
Total Equity	15,846	15,881	15,859	15,683	15,524

Total Liabilities and Equity	$140,739	$139,992	$137,651	$135,580	$132,220

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.11%	3.14%	3.16%	3.21%	3.25%
Commercial mortgage loans(a)	3.17%	3.22%	3.27%	3.28%	3.34%
Commercial construction loans(a)	3.13%	3.17%	3.23%	3.30%	3.49%
Commercial leases(a)	2.72%	2.83%	2.90%	2.96%	2.96%
Residential mortgage loans	3.63%	3.69%	3.83%	3.80%	3.84%
Home equity	3.61%	3.66%	3.66%	3.68%	3.69%
Automobile loans	2.62%	2.65%	2.68%	2.73%	2.72%
Credit card	10.38%	10.33%	10.22%	10.08%	9.87%
Other consumer loans and leases	6.81%	8.49%	10.79%	31.97%	36.98%

Total loans and leases	3.36%	3.41%	3.46%	3.58%	3.61%
Taxable securities	3.23%	3.20%	3.30%	3.28%	3.32%
Tax exempt securities(a)	5.20%	4.82%	5.24%	4.42%	5.34%
Other short-term investments	0.23%	0.25%	0.25%	0.26%	0.26%

Total interest-earning assets	3.29%	3.28%	3.28%	3.38%	3.49%
Interest-bearing liabilities:
Interest checking	0.18%	0.19%	0.20%	0.22%	0.22%
Savings	0.05%	0.05%	0.07%	0.08%	0.09%
Money market	0.21%	0.23%	0.32%	0.39%	0.37%
Foreign office	0.14%	0.14%	0.20%	0.30%	0.29%
Other time	1.19%	1.24%	1.17%	1.14%	1.07%
Certificates—$100,000 and over	1.16%	1.24%	1.16%	1.05%	0.96%
Other deposits	0.16%	0.00%	0.00%	0.00%	0.00%
Federal funds purchased	0.14%	0.12%	0.09%	0.10%	0.09%
Other short-term borrowings	0.13%	0.12%	0.11%	0.10%	0.10%
Long-term debt	2.15%	2.04%	2.02%	1.94%	1.80%

Total interest-bearing liabilities	0.58%	0.56%	0.60%	0.61%	0.56%
Ratios:
Net interest margin (taxable equivalent)	2.89%	2.90%	2.86%	2.96%	3.10%
Net interest rate spread (taxable equivalent)	2.71%	2.72%	2.68%	2.77%	2.93%
Interest-bearing liabilities to interest-earning assets	68.47%	67.73%	69.05%	69.26%	69.75%

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Average Loans and Leases (excluding held for sale)
Commercial:
Commercial and industrial loans	$43,149	$42,550	$41,426	$41,277	$41,477
Commercial mortgage loans	7,023	7,148	7,241	7,480	7,633
Commercial construction loans	2,965	2,549	2,197	1,909	1,563
Commercial leases	3,846	3,776	3,715	3,600	3,571

Subtotal—commercial	56,983	56,023	54,579	54,266	54,244
Consumer:
Residential mortgage loans	13,144	12,831	12,433	13,046	12,785
Home equity	8,479	8,654	8,802	8,937	9,009
Automobile loans	11,877	11,902	11,933	12,073	12,105
Credit card	2,277	2,296	2,321	2,324	2,295
Other consumer loans and leases	613	467	440	395	361

Subtotal—consumer	36,390	36,150	35,929	36,775	36,555

Total average loans and leases (excluding held for sale)	$93,373	$92,173	$90,508	$91,041	$90,799

Average loans held for sale	$956	$566	$1,151	$540	$629
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$42,948	$42,800	$42,052	$40,765	$41,072
Commercial mortgage loans	7,061	7,150	7,209	7,399	7,564
Commercial construction loans	3,101	2,709	2,302	2,069	1,702
Commercial leases	3,898	3,881	3,786	3,720	3,554

Subtotal—commercial	57,008	56,540	55,349	53,953	53,892
Consumer:
Residential mortgage loans	13,392	12,933	12,569	12,389	12,941
Home equity	8,427	8,547	8,714	8,886	8,987
Automobile loans	11,826	11,909	11,873	12,037	12,121
Credit card	2,229	2,278	2,291	2,401	2,317
Other consumer loans and leases	692	496	448	418	366

Subtotal—consumer	36,566	36,163	35,895	36,131	36,732

Total portfolio loans and leases	$93,574	$92,703	$91,244	$90,084	$90,624

Total loans held for sale	$994	$995	$724	$1,261	$641
Operating lease equipment	$680	$670	$695	$728	$732
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	$589	$594	$609	$637	$620
Commercial mortgage loans	260	266	279	270	274
Commercial construction loans	26	25	21	20	22
Commercial leases	252	260	257	283	267
Residential mortgage loans	60,301	61,727	64,178	65,413	66,808
Automobile loans	146	174	203	232	263

Total loans and leases serviced for others	61,574	63,046	65,547	66,855	68,254

Total loans and leases serviced	$156,822	$157,414	$158,210	$158,928	$160,251

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	Basel III Transitional						Basel I(c)
	As of
	September 2015(a)		June 2015		March 2015		December 2014		September 2014
Tier I capital:
Common stock and related surplus (net of treasury stock)	$2,147		$2,419		$2,565		N/A		N/A
Retained earnings	11,826		11,564		11,380		N/A		N/A
Common equity tier I capital adjustments and deductions	(2,399)		(2,401)		(2,402)		N/A		N/A

CET1 capital	11,574		11,582		11,543		N/A		N/A
Additional tier I capital	1,340		1,340		1,339		N/A		N/A

Tier I capital	12,914		12,922		12,882		$12,764		$12,661
Tier II capital	3,935		3,909		4,112		4,131		4,103

Total regulatory capital	$16,849		$16,831		$16,994		$16,895		$16,764

Risk-weighted assets	$123,140	(b)	$122,986	(b)	$121,310	(b)	$117,878		$116,917
Ratios:
Average shareholders’ equity to average assets	11.24%		11.32%		11.49%		11.54%		11.71%
Regulatory capital:

	Basel III Transitional						Basel I(c)
Fifth Third Bancorp
CET1 capital	9.40	%(b)	9.42	%(b)	9.52	%(b)	N/A		N/A
Tier I risk-based capital	10.49	%(b)	10.51	%(b)	10.62	%(b)	10.83%		10.83%
Total risk-based capital	13.68	%(b)	13.69	%(b)	14.01	%(b)	14.33%		14.34%
Tier I leverage	9.38%		9.44%		9.59%		9.66%		9.82%
Tier I common equity	N/A		N/A		N/A		9.65	%(d)	9.64	%(d)
CET1 capital (fully phased-in)	9.30	%(b)(d)	9.31	%(b)(d)	9.41	%(b)(d)	N/A		N/A
Fifth Third Bank
Tier I risk-based capital	11.39	%(b)	11.25	%(b)	11.36	%(b)	11.85%		11.87%
Total risk-based capital	12.55	%(b)	12.44	%(b)	12.58	%(b)	13.10%		13.12%
Tier I leverage	10.21%		10.14%		10.30%		10.58%		10.77%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	These capital amounts and ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.
(d)	This ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$43,149	$42,550	$41,426	$41,277	$41,477
Commercial mortgage loans	7,023	7,148	7,241	7,480	7,633
Commercial construction loans	2,965	2,549	2,197	1,909	1,563
Commercial leases	3,846	3,776	3,715	3,600	3,571
Residential mortgage loans	13,144	12,831	12,433	13,046	12,785
Home equity	8,479	8,654	8,802	8,937	9,009
Automobile loans	11,877	11,902	11,933	12,073	12,105
Credit card	2,277	2,296	2,321	2,324	2,295
Other consumer loans and leases	613	467	440	395	361

Total average loans and leases (excluding held for sale)	$93,373	$92,173	$90,508	$91,041	$90,799

Losses charged-off:
Commercial and industrial loans	($133)	($40)	($43)	($50)	($62)
Commercial mortgage loans	(13)	(14)	(5)	(12)	(10)
Commercial construction loans	(3)	—	—	—	—
Commercial leases	—	—	—	(1)	—
Residential mortgage loans	(6)	(8)	(9)	(97)	(12)
Home equity	(13)	(13)	(17)	(15)	(18)
Automobile loans	(11)	(9)	(13)	(11)	(11)
Credit card	(24)	(24)	(24)	(23)	(26)
Other consumer loans and leases	(6)	(4)	(4)	(6)	(7)

Total losses charged-off	($209)	($112)	($115)	($215)	($146)
Recoveries of losses previously charged-off:
Commercial and industrial loans	$5	$6	$5	$6	$12
Commercial mortgage loans	2	3	4	2	5
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	3	3	3	3	3
Home equity	4	4	3	4	4
Automobile loans	4	5	5	4	4
Credit card	3	3	3	3	3
Other consumer loans and leases	—	2	1	2	—

Total recoveries of losses previously charged-off	$21	$26	$24	$24	$31
Net losses charged-off:
Commercial and industrial loans	($128)	($34)	($38)	($44)	($50)
Commercial mortgage loans	(11)	(11)	(1)	(10)	(5)
Commercial construction loans	(3)	—	—	—	—
Commercial leases	—	—	—	(1)	—
Residential mortgage loans	(3)	(5)	(6)	(94)	(9)
Home equity	(9)	(9)	(14)	(11)	(14)
Automobile loans	(7)	(4)	(8)	(7)	(7)
Credit card	(21)	(21)	(21)	(20)	(23)
Other consumer loans and leases	(6)	(2)	(3)	(4)	(7)

Total net losses charged-off	($188)	($86)	($91)	($191)	($115)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	1.17%	0.32%	0.38%	0.43%	0.48%
Commercial mortgage loans	0.66%	0.62%	0.05%	0.53%	0.24%
Commercial construction loans	0.43%	0.00%	(0.06%)	(0.01%)	(0.11%)
Commercial leases	0.00%	(0.01%)	0.00%	0.06%	0.00%
Residential mortgage loans	0.10%	0.16%	0.19%	2.87%	0.28%
Home equity	0.42%	0.41%	0.61%	0.47%	0.63%
Automobile loans	0.23%	0.14%	0.28%	0.22%	0.24%
Credit card	3.77%	3.62%	3.60%	3.40%	3.89%
Other consumer loans and leases	3.52%	2.45%	4.02%	4.57%	8.13%

Total net losses charged-off as a percent of average portfolio loans and leases	0.80%	0.37%	0.41%	0.83%	0.50%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,293	$1,300	$1,322	$1,414	$1,458
Total net losses charged-off	(188)	(86)	(91)	(191)	(115)
Provision for loan and lease losses	156	79	69	99	71

Allowance for loan and lease losses, ending	$1,261	$1,293	$1,300	$1,322	$1,414
Reserve for unfunded commitments, beginning	$132	$130	$135	$134	$142
Provision (benefit) for unfunded commitments	2	2	(4)	1	(8)
Charge-offs	—	—	(1)	—	—

Reserve for unfunded commitments, ending	$134	$132	$130	$135	$134

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,261	$1,293	$1,300	$1,322	$1,414
Reserve for unfunded commitments	134	132	130	135	134

Total allowance for credit losses	$1,395	$1,425	$1,430	$1,457	$1,548

	As of
	September 2015	June 2015	March 2015	December 2014	September 2014
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$47	$61	$61	$86	$102
Commercial mortgage loans	60	49	57	64	77
Commercial construction loans	—	—	—	—	2
Commercial leases	2	2	2	3	3
Residential mortgage loans	31	35	40	44	52
Home equity	65	70	71	72	69

Total nonaccrual portfolio loans and leases (excludes restructured loans)	205	217	231	269	305
Restructured loans—commercial (nonaccrual)	177	175	205	214	201
Restructured loans—consumer (nonaccrual)	76	83	90	96	114

Total nonaccrual portfolio loans and leases	458	475	526	579	620
Repossessed property	17	16	20	18	19
OREO(b)	131	135	145	147	157

Total nonperforming portfolio assets	606	626	691	744	796
Nonaccrual loans held for sale	1	1	2	24	4
Restructured loans—(nonaccrual) held for sale	1	—	—	15	3

Total nonperforming assets including loans held for sale	$608	$627	$693	$783	$803

Restructured portfolio consumer loans and leases (accrual)	$973	$970	$943	$905	$1,610
Restructured portfolio commercial loans and leases (accrual)	$571	$769	$774	$844	$885
Ninety days past due loans and leases:
Commercial and industrial loans	$3	$2	$2	$—	$—
Commercial mortgage loans	2	—	1	—	1
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	5	2	3	—	1

Residential mortgage loans	40	43	48	56	57
Home equity	—	—	—	—	—
Automobile loans	8	8	7	8	8
Credit card	17	17	20	23	21
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	65	68	75	87	86

Total ninety days past due loans and leases(c)	$70	$70	$78	$87	$87

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.80%	0.37%	0.41%	0.83%	0.50%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.35%	1.39%	1.42%	1.47%	1.56%
As a percent of nonperforming loans and leases(a)	275%	272%	247%	228%	228%
As a percent of nonperforming assets(a)	208%	206%	188%	178%	178%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(a)	0.49%	0.51%	0.57%	0.64%	0.68%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.65%	0.67%	0.76%	0.82%	0.88%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.64%	0.67%	0.75%	0.86%	0.88%
Allowance for credit losses as a percent of nonperforming assets	230%	228%	207%	196%	195%

(a)	Does not include nonaccrual loans held for sale.
(b)	Excludes $18, $28, $42, $71 and $85 of OREO related to government insured loans at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively. The Bancorp has historically excluded government guaranteed loans classified in OREO from its nonperforming asset disclosures. Upon the prospective adoption on January 1, 2015 of ASU 2014-14 “Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure,” government guaranteed loans meeting certain criteria will be reclassified to other receivables rather than OREO upon foreclosure. The Bancorp had $40, $37 and $21 of government guaranteed loans classified as other receivables as of September 30, 2015, June 30, 2015 and March 31, 2015, respectively.
(c)	Does not include loans held for sale.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014
Income before income taxes (U.S. GAAP)	$515	$417	$485	$519	$464
Add: Provision expense (U.S. GAAP)	156	79	69	99	71

Pre-provision net revenue	671	496	554	618	535
Net income available to common shareholders (U.S. GAAP)	366	292	346	362	328
Add: Intangible amortization, net of tax	—	—	—	1	1

Tangible net income available to common shareholders	366	292	346	363	329
Tangible net income available to common shareholders (annualized) (a)	1,452	1,171	1,403	1,440	1,305
Average Bancorp shareholders’ equity (U.S. GAAP)	15,815	15,841	15,820	15,644	15,486
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets and other servicing rights	(14)	(15)	(15)	(17)	(16)

Average tangible common equity (b)	12,054	12,079	12,058	11,880	11,723
Total Bancorp shareholders’ equity (U.S. GAAP)	15,826	15,605	15,864	15,626	15,404
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(13)	(14)	(15)	(16)	(16)

Tangible common equity, including unrealized gains / losses (c)	12,066	11,844	12,102	11,863	11,641
Less: Accumulated other comprehensive income	(522)	(291)	(588)	(429)	(301)

Tangible common equity, excluding unrealized gains / losses (d)	11,544	11,553	11,514	11,434	11,340
Add: Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (e)	12,875	12,884	12,845	12,765	12,671
Total assets (U.S. GAAP)	141,918	141,658	140,470	138,706	134,188
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(13)	(14)	(15)	(16)	(16)

Tangible assets, including unrealized gains / losses (f)	139,489	139,228	138,039	136,274	131,756
Less: Accumulated other comprehensive income / loss, before tax	(803)	(448)	(905)	(660)	(463)

Tangible assets, excluding unrealized gains / losses (g)	$138,686	$138,780	$137,134	135,614	131,293
Total Bancorp shareholders’ equity (U.S. GAAP)	N/A	N/A	N/A	15,626	15,404
Less: Goodwill and certain other intangibles	N/A	N/A	N/A	(2,476)	(2,484)
Unrealized gains	N/A	N/A	N/A	(429)	(301)
Qualifying trust preferred securities	N/A	N/A	N/A	60	60
Other	N/A	N/A	N/A	(17)	(18)

Tier I capital	N/A	N/A	N/A	12,764	12,661
Less: Preferred stock	N/A	N/A	N/A	(1,331)	(1,331)
Qualifying trust preferred securities	N/A	N/A	N/A	(60)	(60)
Qualifying noncontrolling interests in consolidated subsidiaries	N/A	N/A	N/A	(1)	(1)

Tier I common equity (h)	N/A (2)	N/A (2)	N/A (2)	$11,372	$11,269
Common shares outstanding (i)	795	810	815	824	834

	Basel III Transitional			Basel I
Risk-weighted assets (actual) (j) (1)	$123,140	$122,986	$121,310	$117,878	$116,917
Ratios:
Return on average tangible common equity (a) / (b)	12.0%	9.7%	11.7%	12.1%	11.1%
Tangible equity (e) / (g)	9.28%	9.28%	9.37%	9.41%	9.65%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.32%	8.33%	8.40%	8.43%	8.64%
Tangible common equity (including unrealized gains/losses) (c) / (f)	8.65%	8.51%	8.77%	8.71%	8.84%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (j)	9.38%	9.39%	9.49%	9.70%	9.70%
Tangible book value per share (c) / (i)	$15.18	$14.62	$14.85	$14.40	$13.95
Tier I common equity (h) / (j)	N/A (2)	N/A (2)	N/A (2)	9.65%	9.64%

Basel III Final Rule—Transition to fully phased-in

	September 2015	June 2015	March 2015	December 2014	September 2014
CET1 capital (transitional)	$11,574	$11,582	$11,543	N/A	N/A
Less: Adjustments to CET1 capital from transitional to fully phased-in (3)	(11)	(12)	(13)	N/A	N/A

CET1 capital (fully phased-in) (k)	11,563	11,570	11,530	N/A	N/A

Risk-weighted assets (transitional)	123,140	122,986	121,310	N/A	N/A
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (4)	1,136	1,280	1,182	N/A	N/A

Risk-weighted assets (fully phased-in) (l)	$124,276	$124,266	$122,492	N/A	N/A

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (k)/(l)	9.30%	9.31%	9.41%	N/A	N/A

(1)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk-weight of the category. The resulting weighted values are added together, along with the measure for market risk, resulting in the Bancorp’s total risk-weighted assets.
(2)	The Bancorp became subject to the Basel III Final Rule on January 1, 2015. This codified in the federal banking regulations the risk-based capital ratios the Bancorp is now subject to, as such these ratios are no longer considered Non-GAAP measures.
(3)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(4)	Primarily relates to higher risk-weighting for MSRs.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended September 30, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$418	$395	$62	$33	($2)	$906
Provision for loan and lease losses	(138)	(39)	(11)	—	32	(156)

Net interest income after provision for loan and lease losses	280	356	51	33	30	750
Total noninterest income	228	197	76	102	110	713
Total noninterest expense	(342)	(396)	(106)	(112)	13	(943)

Income before income taxes	166	157	21	23	153	520
Applicable income tax expense(a)	(13)	(55)	(8)	(8)	(55)	(139)

Net income	153	102	13	15	98	381
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	153	102	13	15	98	381
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$153	$102	$13	$15	$83	$366

For the three months ended June 30, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$407	$376	$63	$29	$17	$892
Provision for loan and lease losses	(38)	(38)	(8)	(2)	7	(79)

Net interest income after provision for loan and lease losses	369	338	55	27	24	813
Total noninterest income	232	94	122	103	5	556
Total noninterest expense	(356)	(396)	(112)	(115)	32	(947)

Income before income taxes	245	36	65	15	61	422
Applicable income tax expense(a)	(39)	(13)	(23)	(6)	(32)	(113)

Net income	206	23	42	9	29	309
Less: Net income attributable to noncontrolling interests	—	—	—	—	(6)	(6)

Net income attributable to Bancorp	206	23	42	9	35	315
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$206	$23	$42	$9	$12	$292

For the three months ended March 31, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$397	$377	$63	$29	($14)	$852
Provision for loan and lease losses	(33)	(42)	(14)	(2)	22	(69)

Net interest income after provision for loan and lease losses	364	335	49	27	8	783
Total noninterest income	174	176	129	107	44	630
Total noninterest expense	(357)	(392)	(104)	(115)	45	(923)

Income before income taxes	181	119	74	19	97	490
Applicable income tax expense(a)	(18)	(42)	(26)	(7)	(36)	(129)

Net income	163	77	48	12	61	361
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	163	77	48	12	61	361
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$163	$77	$48	$12	$46	$346

For the three months ended December 31, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$420	$402	$64	$31	($29)	$888
Provision for loan and lease losses	(50)	(40)	(100)	(1)	92	(99)

Net interest income after provision for loan and lease losses	370	362	(36)	30	63	789
Total noninterest income	237	188	69	102	57	653
Total noninterest expense	(331)	(386)	(107)	(111)	17	(918)

Income (loss) before income taxes	276	164	(74)	21	137	524
Applicable income tax expense(a)	(55)	(58)	26	(7)	(45)	(139)

Net income (loss)	221	106	(48)	14	92	385
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	221	106	(48)	14	92	385
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$221	$106	($48)	$14	$69	$362

For the three months ended September 30, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$416	$396	$64	$30	$2	$908
Provision for loan and lease losses	(47)	(50)	(17)	(1)	44	(71)

Net interest income after provision for loan and lease losses	369	346	47	29	46	837
Total noninterest income	218	194	71	102	(65)	520
Total noninterest expense	(323)	(392)	(114)	(111)	52	(888)

Income before income taxes	264	148	4	20	33	469
Applicable income tax expense(a)	(52)	(52)	(1)	(7)	(17)	(129)

Net income	212	96	3	13	16	340
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	212	96	3	13	16	340
Dividends on preferred stock	—	—	—	—	12	12

Net income available to common shareholders	$212	$96	$3	$13	$4	$328

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.